EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-3910) of Schmitt Industries, Inc. of our report dated July 3, 2002 relating to the financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Portland, Oregon
August 27, 2003